FIFTH AMENDMENT TO PURCHASE AND SALE AGREEMENT This Fifth Amendment to Purchase and Sale Agreement (this “Amendment”), is dated October 30, 2024, by and between MESQUITE COMANCHE HOLDINGS, LLC, a Delaware limited liability company (“Comanche Holdings”), and SN EF MAVERICK, LLC, a Delaware limited liability company (“SN EF Maverick”, and collectively with Comanche Holdings, “Seller”), on the one part, and JAVELIN EF L.P., a Delaware limited partnership (“Purchaser”), on the other part. Purchaser and Seller are each a “Party” and collectively the “Parties.” WHEREAS, the Parties entered into that certain Purchase and Sale Agreement dated May 2, 2023 (the “Original Purchase Agreement”) and amended the Original Purchase Agreement pursuant to that certain First Amendment to Purchase and Sale Agreement dated July 3, 2023 (the “First Amendment”), that certain Second Amendment to Purchase and Sale Agreement dated December 18, 2023 (the “Second Amendment”), that certain Third Amendment to Purchase and Sale Agreement dated June 11, 2024 (the “Third Amendment”), and that certain Fourth Amendment to Purchase and Sale Agreement dated September 12, 2024 (the “Fourth Amendment” and, together with the Original Purchase Agreement, the First Amendment, the Second Amendment, the Third Amendment, and the Fourth Amendment, the “Purchase Agreement”); WHEREAS, at Closing, certain Assets were not conveyed to Purchaser due to unsatisfied Specified Consent Requirements (the “Friday Consents”) in accordance with Section 4.6(b) of the Purchase Agreement; and WHEREAS, the Parties have been using Commercially Reasonable Efforts to obtain the Friday Consents and desire to further amend the Purchase Agreement to extend the time to seek the Friday Consents. NOW, THEREFORE, in consideration of the mutual covenants and conditions set forth herein and in the Purchase Agreement, and for other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, intending to be legally bound by the terms hereof, hereby agree as follows: 1. Certain Definitions. Capitalized terms used herein and not otherwise defined in this Amendment shall have the meanings set forth for such terms in the Purchase Agreement. 2. Amendment to Section 4.6(b) of the Purchase Agreement. The last sentence and the penultimate sentence of Section 4.6(b) of the Purchase Agreement is hereby deleted in its entirety and replaced in its entirety with the following: “If an unsatisfied Specified Consent Requirement with respect to which an adjustment to the Unadjusted Purchase Price is made under Section 3.3 is subsequently obtained by January 29, 2025, a separate closing shall be held within five Business Days thereof at which (A) Seller shall convey the affected Property and related Assets to Purchaser in accordance with this Agreement and (B) Purchaser shall pay an amount equal to the Allocated Value of such Property and related Assets, adjusted in accordance with Section 3.3, to Seller. If such consent requirement is not obtained by January 29, 2025, Seller shall have no further

- 2 - obligation to sell and convey such Property and related Assets and Purchaser shall have no further obligation to purchase, accept, and pay for such Property, and the affected Property and related Assets shall be deemed to be deleted from the applicable Exhibits and Schedules to this Agreement for all purposes.” 3. Ratification. From and after the date of this Amendment, all references to the Purchase Agreement set forth therein or in any other agreement or instrument shall, unless otherwise specifically provided, be references to the Purchase Agreement as amended by this Amendment and as may be further amended, modified, restated or supplemented from time to time by the parties. This Amendment shall not constitute or be deemed to constitute an amendment, modification or waiver of any provision of the Purchase Agreement, except as expressly set forth herein. As amended hereby, the Purchase Agreement shall continue in full force and effect according to its terms. 4. Counterparts. This Amendment may be executed in counterparts, each of which shall be deemed an original instrument, but all such counterparts together shall constitute but one Amendment. Either Party’s delivery of an executed counterpart signature page by email is as effective as executing and delivering this Amendment in the presence of the other Party. No Party shall be bound until such time as all of the Parties have executed counterparts of this Amendment. 5. Incorporation. The provisions of the following Sections of the Purchase Agreement are hereby incorporated into this Amendment, mutatis mutandis: Sections 13.2 through 13.11, Section 13.13, 13.14, and 13.16. [Remainder of Page Left Intentionally Blank; Signature Page Follows.]

Signature Page to Fifth Amendment to Purchase and Sale Agreement IN WITNESS WHEREOF, the Parties have executed this Amendment on the date first above written. SELLER: MESQUITE COMANCHE HOLDINGS, LLC By: _______________________________________ Name: Cameron W. George Title: Chief Executive Officer SN EF MAVERICK, LLC By: _______________________________________ Name: B. Scott Wike Title: Authorized Signatory

Signature Page to Fifth Amendment to Purchase and Sale Agreement PURCHASER: JAVELIN EF L.P. By: Javelin EF GP LLC, its general partner By: Javelin Aggregator L.P., its sole member By: Javelin EFA GP LLC, its general partner By: Javelin Oil & Gas, LLC, its sole member By: _______________________________________ Name: Bo Shi Title: General Counsel